Exhibit 99.1

NGL Energy Partners LP Provides Financial Update

TULSA, Okla.--(BUSINESS WIRE)—January 19, 2021--NGL Energy Partners LP (NYSE: NGL) (“the “Partnership” or “NGL”) is providing certain information regarding its global settlement with Extraction Oil and Gas, Inc. (“Extraction”) following its expected emergence from bankruptcy, including Adjusted EBITDA guidance for the fiscal year ending March 31, 2021 (“Fiscal 2021”) and the fiscal year ending March 21, 2022 (“Fiscal 2022”).

Extraction, in its Chapter 11 bankruptcy proceeding, rejected its two transportation service agreements (“TSAs”) with Grand Mesa Pipeline, LLC (“Grand Mesa”), a subsidiary of the Partnership. Grand Mesa disputed the rejection and appealed the bankruptcy court’s approval of the rejection of the TSAs. The parties reached a global settlement of the dispute which, among other consideration, provided for the following:

•A new, long-term supply agreement between NGL Crude Logistics LLC (“NGL Crude”) and Extraction (the “Supply Agreement”), which includes a significant acreage dedication in the DJ Basin and retains Extraction’s crude oil volumes for shipping on the Grand Mesa Pipeline;
•A new rate structure under the Supply Agreement which is based on calendar month average NYMEX prices with an agreed upon differential plus an increase in the rate when those NYMEX prices exceed $50.00 per barrel; and
•The Partnership will receive $35 million as a liquidated payment for Grand Mesa’s remaining claim on the effective date of Extraction’s plan of reorganization.

“We are pleased to be able to complete the new Supply Agreement with Extraction and look forward to working with their management team as they develop their significant DJ Basin position and execute their business strategy,” stated Mike Krimbill, NGL’s CEO. “This new contract positions NGL to retain and transport significant crude oil volumes for Extraction and aligns the two companies for future success.”

Based on actual year-to-date results and estimated results for the remainder of Fiscal 2021, including the impact of the Extraction bankruptcy, the Partnership is re-instating Fiscal 2021 Adjusted EBITDA guidance at $500 million. Fiscal 2021 Adjusted EBITDA includes an estimated reduction of $45 million associated with lower crude oil volumes delivered by Extraction plus the litigation costs associated with the bankruptcy. Additionally, the Partnership expects to recognize a non-cash impairment charge that could be in the range of $380 million to $400 million in the quarter ending December 31, 2020 associated with certain intangible assets and goodwill which had a net book value of approximately $768 million at September 30, 2020 in its Crude Oil Logistics segment because of the Extraction bankruptcy and settlement. Management does not expect to recognize any impairment of tangible assets in this segment related to this matter.

The Partnership is also initiating Adjusted EBITDA guidance for Fiscal 2022 with a range of $570 million to $600 million. Capital expenditures are expected to be between $100 million and $125 million for Fiscal 2022, including both growth and maintenance expenditures. Additional details regarding Adjusted EBITDA and capital expenditures guidance will be provided when the Partnership announces its operating results for the quarter ending December 31, 2020.

NGL plans to issue its fiscal third quarter-ended December 31, 2020 earnings press release post-market close on Tuesday February 9, 2021. Members of NGL’s management team intend to host an earnings call following this release on Tuesday February 9, 2021 at 4:00 pm CT to discuss its financial results. Analysts, investors, and other interested parties may access the conference call by dialing (800) 291-4083 and providing access code 5176744. An archived audio replay of the call will be available for 7 days beginning at 1:00 pm CT on February 10, 2021, which can be accessed by dialing (855) 859-2056 and providing access code 5176744.

Forward Looking Statements

This press release includes “forward-looking statements.” The forward-looking expectations for Fiscal 2021 and Fiscal 2022 are based on the most recent volume, price and cost assumptions available and represent management’s best estimate as of the date of this release. There is can be no assurance that these volume, price and cost assumptions will be realized or that other factors will not impact our actual results of operations. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes such forward-looking statements are reasonable, NGL cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Non-GAAP Financial Measures

NGL defines EBITDA as net income (loss) attributable to NGL Energy Partners LP, plus interest expense, income tax expense (benefit), and depreciation and amortization expense. NGL defines Adjusted EBITDA as EBITDA excluding net unrealized gains and losses on derivatives, lower of cost or market adjustments, gains and losses on disposal or impairment of assets, gains and losses on early extinguishment of liabilities, equity-based compensation expense, acquisition expense, revaluation of liabilities, certain legal settlements and other. NGL also includes in Adjusted EBITDA certain inventory valuation adjustments related to certain refined products businesses with NGL’s Liquids and Refined Products segment, as discussed below. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), income (loss) from continuing operations before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with GAAP, as those items are used to measure operating performance, liquidity or the ability to service debt obligations. NGL believes that EBITDA provides additional information to investors for evaluating NGL’s ability to make quarterly distributions to NGL’s unitholders and is presented solely as a supplemental measure. NGL believes that Adjusted EBITDA provides additional information to investors for evaluating NGL’s financial performance without regard to NGL’s financing methods, capital structure and historical cost basis. Further, EBITDA and Adjusted EBITDA, as NGL defines them, may not be comparable to EBITDA, Adjusted EBITDA, or similarly titled measures used by other entities.

Other than for certain refined products businesses with NGL’s Liquids and Refined Products segment, for purposes of the Adjusted EBITDA calculation, NGL makes a distinction between realized and unrealized gains and losses on derivatives. During the period when a derivative contract is open, NGL records changes in the fair value of the derivative as an unrealized gain or loss. When a derivative contract matures or is settled, NGL reverses the previously recorded unrealized gain or loss and records a realized gain or loss. NGL does not draw such a distinction between realized and unrealized gains and losses on derivatives of certain refined products businesses with NGL’s Liquids and Refined Products segment. The primary hedging strategy of NGL’s Refined Products and Renewables segment is to hedge against the risk of declines in the value of inventory over the course of the contract cycle, and many of the hedges are six months to one year in duration at inception. The “inventory valuation adjustment” row in the reconciliation table reflects the difference between the market value of the inventory of these businesses at the balance sheet date and its cost, adjusted for the impact of seasonal market movements related to our base inventory and the related hedge. NGL includes this in Adjusted EBITDA because the unrealized gains and losses associated with derivative contracts associated with the inventory of these businesses, which are intended primarily to hedge inventory holding risk and are included in net income, also affect Adjusted EBITDA.

Due to the impracticality of predicting certain amounts required by GAAP such as unrealized gains and losses on derivatives marked to market and potential changes in estimates for certain contingent liabilities, NGL does not calculate budgeted Net Income, the GAAP financial measure most directly comparable to the non-GAAP financial measure of Adjusted EBITDA.

About NGL Energy Partners LP

NGL Energy Partners LP, a Delaware limited partnership, is a diversified midstream energy company that transports, stores, markets and provides other logistics services for crude oil, natural gas liquids and other products and transports, treats and disposes of produced water generated as part of the oil and natural gas production process. For further information, visit the Partnership’s website at www.nglenergypartners.com.

This release is a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100% of NGL Energy Partner LP’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Therefore, distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate.

NGL Energy Partners LP

Trey Karlovich, 918.481.1119
Executive Vice President and Chief Financial Officer
Trey.Karlovich@nglep.com
or
Linda Bridges, 918.481.1119
Senior Vice President – Finance and Treasurer
Linda.Bridges@nglep.com

Source: NGL Energy Partners LP
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